UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2015 (June 10, 2015)

SMTP, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Tara Blvd, Suite 430, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of SMTP, Inc. (the “Company”) was held on Wednesday, June 10, 2015. As of the close of business on April 28, 2015, the Company had outstanding 5,462,661shares of common stock, of which 2,806,672 shares were represented at the meeting by proxy and in person; accordingly a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following persons were elected to the Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified:

Name	Votes For	Votes Withheld	Broker Non-votes
Semyon Dukach	2,806,672	0	0
Jonathan M. Strimling	2,806,672	0	0
John (Rens) Troost	2,806,672	0	0
Vadim Yasinovsky	2,806,672	0	0
David A. Buckel	2,806,672	0	0

Proposal 2:  Approve the Compensation of the Company’s Named Executive Officers

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
2,806,672	0	0	0

Proposal 3:  Select the Frequency of Voting to Approve Executive Compensation

The following votes were cast with respect to Proposal 3.  The frequency of once over three years was approved.  In light of this vote, the Company will include a shareholder vote on the compensation of executives in its proxy materials once every three years.

Once Every Year	Once Every 2 Years	Once Every 3 Years	Abstain
0	0	2,806,672	0

Proposal 4:  Ratify McConnell & Jones, LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 4.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
2,806,672	0	0	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Edward S. Lawton
Edward S. Lawton,
Chief Financial Officer

Dated: June 11, 2015